UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 25, 2023

Decibel Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40030	46-4198709
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1325 Boylston Street, Suite 500 Boston, Massachusetts	02215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 370-8701

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	DBTX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 9, 2023, Decibel Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 8, 2023, with Regeneron Pharmaceuticals, Inc., a New York corporation (“Parent”), and Symphony Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”).

Pursuant to the Merger Agreement, on August 25, 2023, Purchaser commenced a tender offer (the “Offer”) to acquire all of the issued and outstanding shares of the common stock, par value $0.001 per share (“Common Stock”), of the Company in exchange for (i) $4.00 per share, payable in cash at closing, without interest and subject to reduction for any applicable withholding of taxes (the “Cash Consideration”), plus (ii) one contractual, non-tradeable contingent value right per share (each, a “CVR”), which entitles the holder to potentially receive contingent payments of up to an aggregate of $3.50 per CVR, without interest and subject to reduction for any applicable withholding taxes, upon the achievement of certain specified milestones in accordance with the terms and subject to the conditions of a contingent value rights agreement (the “CVR Agreement”), dated as of September 25, 2023, by and among Parent, Purchaser, Computershare Inc. and Computershare Trust Company, N.A. (the Cash Consideration plus one CVR, together, the “Offer Consideration”).

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CVR Agreement, a copy of which is filed as Exhibit 2.2 hereto, and is incorporated herein by reference.

The Offer expired as scheduled at one minute after 11:59 p.m., Eastern Time on September 22, 2023 (such date and time, the “Expiration Time”) and was not extended. Computershare Trust Company, N.A., in its capacity as depositary and paying agent for the Offer (the “Depositary and Paying Agent”), has advised Purchaser that, as of the Expiration Time, 19,797,530 shares of Common Stock had been validly tendered and not validly withdrawn pursuant to the Offer, which, together with the shares of Common Stock owned by Purchaser and its affiliates, represent, approximately 86.12% of the issued and outstanding shares of Common Stock. The number of shares of Common Stock tendered satisfied the condition to the Offer that there be validly tendered and not validly withdrawn shares of Common Stock that, considered together with all other shares (if any) owned by Purchaser and its affiliates, including Parent, represent one more share than 50% of the total number of shares of Common Stock outstanding at the time of the expiration of the Offer. On September 25, 2023, Purchaser accepted for payment all shares of Common Stock validly tendered and not validly withdrawn pursuant to the Offer.

Following the consummation of the Offer, pursuant to the terms and conditions of the Merger Agreement, in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”) and without a meeting or a vote of the Company’s stockholders, on September 25, 2023, Purchaser was merged with and into the Company (the “Merger”), with the Company surviving such Merger as a wholly owned subsidiary of Parent.

Pursuant to the terms of the Merger Agreement, as of the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders thereof, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares of Common Stock that were owned by the Company or held in the treasury of the Company, (ii) shares of Common Stock then held by Parent or Purchaser, and (iii) shares of Common Stock then held by any wholly owned subsidiary of Parent (other than Purchaser) or any wholly owned subsidiary of the Company) were converted automatically into and thereafter represent only the right to receive the Offer Consideration.

In addition, pursuant to the Merger Agreement, at the Effective Time, each outstanding compensatory option to purchase shares of Common Stock of the Company (each a “Company Option”) vested in full and received the following treatment:

•

each Company Option with an exercise price per share that was less than the amount of the Cash Consideration (each a “Tranche 1 Option”) was cancelled and exchanged for (A) an amount in cash equal to the product of (x) the total number of shares subject to such Tranche 1 Option immediately prior to the

Effective Time multiplied by (y) the excess of the amount of the Cash Consideration over the applicable exercise price per share of such Tranche 1 Option, and (B) one CVR with respect to each share subject to such Tranche 1 Option as of immediately prior to the Effective Time;

•

each Company Option with an exercise price per share that was equal to or greater than the amount of the Cash Consideration and less than the sum of the amount of the Cash Consideration and the amount of the DB-OTO Milestone Payment (as defined in the CVR Agreement) (each a “Tranche 2 Option”) and each Company Option with an exercise price per share that was equal to or greater than the sum of the amount of the Cash Consideration and the amount of the DB-OTO Milestone Payment and less than the sum of the amount of the Cash Consideration, the amount of the DB-OTO Milestone Payment and the amount of the Registration Study Milestone Payment (as defined in the CVR Agreement) (each a “Tranche 3 Option” and, collectively with each Tranche 1 Option and Tranche 2 Option, the “Specified Options”) were cancelled and exchanged for one CVR with respect to each share subject to such Specified Option as of immediately prior to the Effective Time; and

•	each Company Option other than a Specified Option, whether or not vested, was cancelled with no consideration payable in respect thereof.

Notwithstanding the foregoing, pursuant to the CVR Agreement:

•

in the case of any CVR received in respect of a Tranche 2 Option, the DB-OTO Milestone Payment will equal the excess of $6.00 over the exercise price per share with respect to such Tranche 2 Option and the Registration Study Milestone Payment will equal $1.50 per CVR; and

•

in the case of any CVR received in respect of a Tranche 3 Option, the Registration Study Milestone Payment will equal the excess of $7.50 over the exercise price per share with respect to such Tranche 3 Option (and no payment will be made upon the achievement of the DB-OTO Milestone).

In addition, pursuant to the Merger Agreement, at the Effective Time, each outstanding restricted stock unit of the Company (each a “Company RSU”), whether or not vested, was cancelled and exchanged for the right to receive (i) a cash payment equal to (x) the total numbers of shares subject to such Company RSU immediately prior to the Effective Time multiplied by (y) the Cash Consideration and (ii) one CVR with respect to each share subject to such Company RSU as of immediately prior to the Effective Time.

The foregoing description of the Offer, the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on August 9, 2023 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

As described in the Introductory Note above, on September 25, 2023, Purchaser irrevocably accepted for payment all shares of Common Stock validly tendered and not validly withdrawn pursuant to the Offer on or prior to the Expiration Time. On September 25, 2023, the Merger was completed pursuant to Section 251(h) of the DGCL, with no vote of the Company’s stockholders required. Upon the consummation of the Merger, the Company became a wholly owned subsidiary of Parent.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 25, 2023, the Company notified The Nasdaq Global Select Market (“Nasdaq”) of the consummation of the Merger and requested that Nasdaq (i) halt trading in the shares of Common Stock, (ii) suspend trading of and delist the shares of Common Stock and (iii) file with the SEC a notification of removal from listing and/or registration on Form 25 to effect the delisting of all shares of Common Stock from Nasdaq and the deregistration of such shares of Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Company intends to file a certification and notice of termination of registration on Form 15 with the SEC requesting the termination of registration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant

As a result of the completion of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent. The Cash Consideration was funded through Parent’s cash on hand.

The information set forth in the Introductory Note and Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

In accordance with the terms of the Merger Agreement, (i) each of William Carson, Alison Finger, Matthew Kapusta, Kevin McLaughlin, Saraswathy Nochur and Laurence Reid resigned from his or her respective positions as a member of the Company’s board of directors and all committees thereof, effective as of the Effective Time and (ii) Nouhad Husseini, the sole director of the Purchaser immediately prior to the Effective Time, became the sole director of the Company, in each case, as of the Effective Time. The director resignations were tendered in connection with the Merger and were not a result of any disagreement between the Company and the directors on any matter relating to the Company’s operations, policies or practices.

Effective immediately following completion of the Merger, all of the incumbent officers of the Company, as of immediately prior to the effectiveness of the Merger, were removed as officers of the Company. Following the Effective Time, the officers of the Company are as follows: Nouhad Husseini, Managing Director, Robert E. Landry, Chief Financial Officer, Joseph J. LaRosa, Secretary, and Leonard N. Brooks, Treasurer.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the Company’s certificate of incorporation and bylaws were each amended and restated in their entirety. Copies of the amended and restated certificate of incorporation and amended and restated bylaws are attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of August 8, 2023, by and among Decibel Therapeutics, Inc., Regeneron Pharmaceuticals, Inc., and Symphony Acquisition Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 9, 2023).

2.2	Contingent Value Rights Agreement, dated as of September 25, 2023, by and among Regeneron Pharmaceuticals, Inc., Symphony Acquisition Sub, Inc., Computershare Inc., and Computershare Trust Company, N.A.

3.1	Amended and Restated Certificate of Incorporation of Decibel Therapeutics, Inc.

3.2	Amended and Restated Bylaws of Decibel Therapeutics, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or similar attachment to Exhibit 2.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECIBEL THERAPEUTICS, INC.

Date: September 25, 2023	By:	/s/ Nouhad Husseini
	Name:	Nouhad Husseini
	Title:	Managing Director